Exhibit 1
Flowserve’s Bookings Increase 21 Percent In Fourth Quarter 2005; Reports Record Bookings For Full Year 2005; Repays Debt And Effectively Reduces Other Financing Obligations By $78 Million In 2005
DALLAS—(BUSINESS WIRE)—Feb. 13, 2006—Flowserve Corp. (NYSE:FLS) today reported significant increases in bookings and backlog for the fourth quarter of 2005. It also reported that it repaid outstanding debt and effectively reduced other financing obligations by about $78 million during 2005.
Fourth Quarter Bookings Up 21 Percent; Up 14 Percent For Full Year
Fourth quarter 2005 bookings increased about 21 percent, including negative currency effects of 4 percent, to approximately $796 million, compared with approximately $660 million in the same year-ago period. For full year 2005, bookings increased about 14 percent, including positive currency effects of less than 1 percent, to approximately $3.03 billion, a record, compared with approximately $2.66 billion in full year 2004. Bookings results for 2005 reflect the awarding of several large competitive orders that were received in late December.
Excluding acquisitions, discontinued operations and divestitures, fourth quarter and full year 2005 bookings increased approximately 23 percent and 15 percent, respectively, including currency effects, compared with the respective prior year periods.
Year-end 2005 backlog increased about 19 percent, including negative currency effects of 7 percent, to approximately $998 million, compared with approximately $836 million at year-end 2004.
Repays $70 Million Of Effective Debt In Fourth Quarter; $78 Million In Full Year
In the fourth quarter of 2005, the company repaid outstanding debt, including optional prepayments, and effectively reduced other financing obligations by approximately $70 million. In full-year 2005, the company repaid outstanding debt and effectively reduced other financing obligations by about $78 million, excluding currency effects. The fourth quarter and full-year 2005 repayment amounts reflect both direct debt reduction and the previously disclosed Oct. 31, 2005, termination of the company’s accounts receivable securitization facility, which was effectively replaced with borrowings under the company’s revolving credit facility to the extent required.
The company’s 2005 repayments of effective debt were in addition to funding substantial optional pension contributions, special premiums and fees related to the successful $1 billion August refinancing, additional incentive compensation and substantial additional professional fees related to the restatement and associated compliance during 2005.
Positive Outlook

Exhibit 99.1
The company reaffirmed its positive outlook for the future, citing a number of positive factors:
--	Robust markets are expected to continue.

--	Record full-year 2005 bookings are up 14 percent compared with the prior year, and up 15 percent excluding acquisitions and divestitures.

--	Second-half 2005 bookings increased 20 percent compared with the year-ago period.

--	Process improvement and operational excellence initiatives are taking hold as evidenced by increased on-time performance and cycle-time reductions.

--	The company is strengthening its internal controls.

--	The finance organization is improving its processes and its personnel, while re-defining their roles.

--	The new debt structure reduces annual interest expense by more than $20 million (at present debt and interest rate levels), lengthens maturities and provides greater flexibility.
“These many positive factors, combined with our broad offering of world-class flow control products, create a strong engine to drive our strategies, generate improving financial results and create new value for our shareholders,” President and Chief Executive Officer Lewis M. Kling said. “While the high level of restatement and compliance costs, related professional fees and refinancing expenses have impacted our financial results in 2005, we expect that these costs should decrease going forward. I continue to be extremely optimistic about Flowserve’s future.”
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in 56 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services.
SAFE HARBOR STATEMENT: This news release includes forward-looking statements. Forward looking statements are all statements that are not statements of historical facts and include, without limitation, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition. The words “believe,” “seek,” “anticipate,” “plan,” “estimate,” “expect,” “intend,” “project,” “forecast,” “predict,” “potential,” “continue,” “will,” “may,” “could,” “should,” and other words of similar meaning are intended to identify forward-looking

Exhibit 99.1
statements. The forward-looking statements made in this news release are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that, in some cases, are beyond our control. These risks, uncertainties and factors may cause our actual results, performance and achievements, or industry results and market trends, to be materially different from any future results, performance, achievements or trends expressed or implied by such forward-looking statements. Important risks, uncertainties and other factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: delays in future reports of the Company’s management and outside auditors on the Company’s internal control over financial reporting and related certifications; continuing delays in the Company’s filing of its periodic public reports and any SEC, NYSE or debt rating agencies’ actions resulting therefrom; the possibility of adverse consequences of the pending securities litigation and SEC investigations; the possibility of adverse consequences of governmental tax audits of the Company’s tax returns, including the upcoming IRS audit of the company’s U.S. tax returns for the years 2002 through 2004; the Company’s ability to convert bookings, which are not subject to nor computed in accordance with generally accepted accounting principles, into revenues at acceptable, if any, profit margins, since such profit margins cannot be assured nor be necessarily assumed to follow historical trends; changes in the financial markets and the availability of capital; changes in the already competitive environment for the Company’s products or competitors’ responses to the Company’s strategies; the Company’s ability to integrate acquisitions into its management and operations; political risks, military actions or trade embargoes affecting customer markets, including the continuing conflict in Iraq and its potential impact on Middle Eastern markets and global petroleum producers; the Company’s ability to comply with the laws and regulations affecting its international operations, including the U.S. export laws, and the effect of any noncompliance; the health of the petroleum, chemical, power and water industries; economic conditions and the extent of economic growth in the U.S. and other countries and regions; unanticipated difficulties or costs associated with the implementation of systems, including software; the Company’s relative geographical profitability and its impact on the Company’s utilization of foreign tax credits; the recognition of significant expenses associated with realigning operations of acquired companies with those of Flowserve; the Company’s ability to meet the financial covenants and other requirements in its debt agreements; any terrorist attacks and the response of the U.S. to such attacks or to the threat of such attacks; technological developments in the Company’s products as compared with those of its competitors; changes in prevailing interest rates and the Company’s effective interest costs; and adverse changes in the regulatory climate and other legal obligations imposed on the Company. It is not possible to foresee or identify all the factors that may affect our future performance or any forward-looking information, and new risk factors can emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements included in this news release are based on information available to us on the date of this news release. We undertake no obligation to revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.

Exhibit 99.1
CONTACT:
Flowserve Corp., Dallas
Investor Contact:
Michael Conley, 972-443-6557
or
Media Contact:
Lars Rosene, 469-420-3264
SOURCE: Flowserve Corp.